CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                         STATEMENT OF NET INCOME PER SHARE
                         (in thousands, except per share)

                                               Three Months Ended      Six Months Ended
                                                  December 31,           December 31,
                                               ------------------      --------------
                                                1996         1995      1996       1995
                                                ----         ----      ----       ----
PRIMARY INCOME PER SHARE

Computation for statement of income

Net income per statement of income
    Income before extraordinary item           $ 16,717    $  5,459  $ 24,921  $  8,375
    Extraordinary item                           (6,443)       -       (6,443)     -
    Net income                                 $ 10,274    $  5,459  $ 18,478  $  8,375

Weighted average
Common shares outstanding                        63,774      53,136    61,985    53,136

Adjustment to weighted average
  common shares outstanding:

    Add dilutive effect of:
      Employee Options                            4,334       4,318     4,315     4,012

Weighted average common shares and common
  equivalent shares outstanding, as adjusted     68,108      57,454    66,300    57,148

Primary net income per common share:
    Income before extraordinary item           $    .25    $    .10  $    .38  $    .15
    Extraordinary item                             (.10)       -         (.10)     -
    Net income                                 $    .15    $    .10  $    .28  $    .15

FULLY DILUTED INCOME PER SHARE

Net income per statement of income
    Income before extraordinary item           $ 16,717    $  5,459  $ 24,921  $  8,375
    Extraordinary item                           (6,443)       -       (6,443)     -
    Net income                                 $ 10,274    $  5,459  $ 18,478  $  8,375

Weighted average
Common shares outstanding                        63,774      53,136    61,985    53,136

Adjustment to weighted average
  common shares outstanding:

    Add fully dilutive effect of:
      Employee Options                            4,334       4,908     4,315     4,832

Weighted average common shares and common
  equivalent shares outstanding, as adjusted      68,108     58,044    66,300    57,968

Fully diluted net income per common share:
    Income before extraordinary item             $    .25  $    .09  $    .38  $    .14
    Extraordinary item                               (.10)     -         (.10)     -
    Net income                                   $    .15  $    .09  $    .28  $    .14
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